UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

Navient Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13865 Sunrise Valley Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 283-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	NAVI	The Nasdaq Global Select Market
6% Senior Notes due December 15, 2043	JSM	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	None	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Navient Corporation (the “Company”) frequently provides relevant information to its investors via posting to its corporate website. On November 19, 2025, a presentation entitled “Phase 2 Strategy Update” was made available on the Company’s website at https://navient.com/investors.  A copy of the presentation is being furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Phase 2 Strategy Update Presentation, dated November 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

	By:	/s/ Matthew Sheldon
	Name:	Matthew Sheldon
	Title:	Senior Vice President & General Counsel

Date: November 19, 2025